UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2017

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S Pinnacle Hills Parkway, Suite 220, Rogers AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Secured Convertible Note

On January 10, 2017, Ecoark Holdings, Inc. (the “Company”) issued to an accredited investor (the “Holder”) a secured convertible note (the “Note”) for an aggregate principal amount of $500,000. The Note matures on July 10, 2018 and accrues interest at a rate of 10% per year. The Company will pay quarterly interest beginning on March 31, 2017. The Note is convertible at the option of the Holder at $4.50 per share, subject to adjustment for corporate actions such as stock splits or dividends (the “Conversion Price”). The Company may require the Holder to convert the Note at the Conversion Price in the event that (i) the last reported sale price of the Company’s common stock (“Common Stock”) for 30 consecutive trading days exceeds $9.00 and (ii) that the average daily trading volume over the same 30 consecutive trading days is greater than 90,000 shares.

As security for the Note, the Company hereby grants to the Holder a security interest, and lien in the Company’s ownership interest in Eco3D, LLC. The Note includes customary event of default provisions and representations by the Company. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933. The Company did not use any placement agent in connection with this Note.

Equity Purchase Agreement

On January 13, 2017 (the “Commencement Date”), the Company entered into a purchase agreement (the “Purchase Agreement”) with RedDiamond Partners LLC (the “Investor”), pursuant to which the Company has the right to sell to Investor from time to time in its sole discretion up to $5,000,000 (“Purchase Amount”) in shares of the Company’s Common Stock over the next 24 months, subject to certain limitations and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, we have the right, in our sole discretion, to deliver to the Investor an irrevocable written notice (each a “Regular Purchase Notice”) directing Investor to purchase an amount of shares of Common Stock (each a “Regular Purchase”) at the applicable Purchase Price (as defined below) as specified by us on the Purchase Date (as defined below). As used herein, the term “Purchase Date” means with respect to any Regular Purchase, the business day immediately following the day on which the Investor receives a Regular Purchase Notice by 2:00 p.m. (Eastern Time). The “Purchase Price” for the Regular Purchases will be the average volume weighted average price (“VWAP”) of the applicable amount of Purchase Shares during the five consecutive days immediately prior to the Purchase Date (the “Pricing Period”) multiplied by: (i) 77% if the price of the Regular Purchase request is 100% or less than or equal to the average trailing ten day trading volume on the Principal Market multiplied by the average VWAP in the Pricing Period; or (ii) 72% if the price of the Regular Purchase request is greater than 100% but less than 150% of the average trailing ten day trading volume on the Principal Market multiplied by the average VWAP in the Pricing Period; or (iii) 67% if the price of the Regular Purchase request is greater than 150% but less than 200% of the average trailing ten day trading volume multiplied by the average VWAP in the Pricing Period.

On the Commencement Date, we will make an initial sale of 125,000 Purchase Shares to the Investor for $468,750 (the “Initial Purchase”). Other than the Initial Purchase, the Company will control the timing and amount of any sales of Common Stock to the Investor.

The Company has agreed with the Investor that we will not enter into any “variable rate” transactions with any third party from the date of the Purchase Agreement until the expiration of the 24-month period following the date of the Purchase Agreement.

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The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investor, indemnification rights and other obligations of the parties. Actual sales of shares of Common Stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to other available and appropriate sources of funding for the Company.

The Agreement shall terminate on January 13, 2019 or after the Investor purchases $5,000,000 of the Company’s Common Stock, unless terminated under certain conditions. At any time after 90 days after the Commencement Date or immediately upon the completion of a fully underwritten offering of greater than $5,000,000, the Company shall have the option to terminate the Purchase Agreement by delivering notice (a “Company Termination Notice”) to the Investor.   Upon receipt of a Company Termination Notice, if the remaining Purchase Amount is greater than $4,000,000, the Company shall issue to the Investor shares of the Company’s common stock, registered pursuant to the Securities Act, with a value equal to 10% of the difference of $5,000,000 less the remaining Purchase Amount divided by either the (i) price of the Company’s Common Stock issued in the fully underwritten offering if the Company Termination Notice is issued in connection with a fully underwritten offering or (ii) the average VWAP of the Purchase Shares for the five consecutive business days ending on and including the date that the Investor receives the Company Termination Notice.

The offer and sale of the shares under the Purchase Agreement was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-213186), which was declared effective by the SEC on August 24, 2016, and pursuant to the prospectus supplement filed on January 13, 2017.

We intend to use the net proceeds from this offering to fund working capital and general corporate purposes, including the execution of our long-term growth strategy. The Company used a placement agent in connection with the Purchase Agreement. For its services, the placement agent shall receive a cash placement fee equal to 10% of the sales of Common Stock by the Company.

The foregoing description of the terms and conditions of the Note and the Purchase Agreement do not purport to be complete and is qualified in their entirety by the full text of the Note and the Purchase Agreement, which are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

The Company is filing the opinion of its counsel, Carmel, Milazzo & DiChiara LLP, relating to the legality of the shares of common stock offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
5.1	Opinion of Carmel, Milazzo & DiChiara LLP.
10.1	Form of Secured Convertible Note.
10.2	Purchase Agreement, dated as of January 13, 2017, by and between Ecoark Holdings, Inc. and RedDiamond Partners LLC.
23.1	Consent of Carmel, Milazzo & DiChiara LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: January 13, 2017	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

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